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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF COX COMMUNICATIONS, INC.
                             (as of March 26, 1999)

Cox Communications, Inc. (majority owned)
    d/b/a Cox Communications Middle Georgia
    Cox Communications Hampton Roads, Inc.
        Local News on Cable, L.L.C. (33.3%)
        Cox Communications Virginia Beach, Inc.
        Cox Fibernet Virginia, Inc.
            Cox Virginia Telcom, Inc.
                d/b/a Cox Communications (Virginia only)
    Cox Communications Las Vegas, Inc.
        Cox Nevada Telcom, L.L.C.
        Prime Venture I, Inc.
        Prime South Holdings, Inc. (70% CCLV, 30% Prime Venture I, Inc.)
            Community Cable TV
                Hospitality Network, Inc.
                PrimeTel of Nevada
                Community Tel
                    Telecommunications of Nevada, LLC (minority %)
    News Channel, L.L.C. (33.3%)
    Cox Georgia Telcom, L.L.C.
        d/b/a Cox Communications
    CoxCom, Inc.
        d/b/a Cox Communications Bakersfield
        d/b/a Cox Communications Cleveland Area
        d/b/a Cox Communications Desert Valley
        d/b/a Cox Communications Gainesville/Ocala
        d/b/a Cox Communications Humboldt
        d/b/a Cox Communications Louisiana
        d/b/a Cox Communications New England
        d/b/a Cox Communications Oklahoma City
        d/b/a Cox Communications Orange County
        d/b/a Cox Communications Palos Verdes
        d/b/a Cox Communications Pensacola
        d/b/a Cox Communications Phoenix
        d/b/a Cox Communications Roanoke
        d/b/a Cox Communications San Diego
        d/b/a Cox Communications Santa Barbara
        d/b/a Cox Communications Tucson
        d/b/a Cox Communications West Texas
        Video Service Company
        News Channel 15, L.L.C. (50% interest)
        Cox Communications Hampton Roads, L.L.C.
        Cox Communications Omaha, L.L.C.
        Cox Communications Pensacola, L.L.C.
        Cox Arizona Telcom II, L.L.C.
            d/b/a Cox Communications
        Cox California Telcom, L.L.C.
            d/b/a Cox Communications
        Cox Connecticut Telcom, L.L.C.
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            d/b/a Cox Communications
        Cox Iowa Telcom, L.L.C.
            d/b/a Cox Communications
        Cox Louisiana Telcom II, L.L.C.
        Cox Nebraska Telcom II, L.L.C.
            d/b/a Cox Communications
        Cox Oklahoma Telcom, L.L.C.
        Cox Rhode Island Telcom II, L.L.C.
            d/b/a Cox Communications
        Cox Fibernet Louisiana II, L.L.C.
        Cox Fibernet Oklahoma, L.L.C.
        Arizona Newschannel, L.L.C. (50%)
        Rhode Island News Channel, L.L.C. (65%)
    Cox Telcom Partners, Inc.
        Cox Florida Telcom, L.P. (1% - Cox Telcom Partners, Inc.,
            general partner; 99% - CoxCom, Inc., limited partner)
                d/b/a Cox Communications
        Cox Texas Telcom, L.P. (1% - Cox Telcom Partners, Inc.,
            general partner; 99% - CoxCom, Inc., limited partner)
        CableRep, Inc.
            d/b/a Cox Studio Productions
            Cox Consumer Information Network, Inc.
            Padres CableRep Advertising Company, G.P.
        Cox Communications E.T.E., Inc.
            Cox Communications New York City, Inc.
            Cox Cable New York (Partnership:  90% Cox Communications
            New York City, Inc.; 10% Cox Communications E.T.E., Inc.)
                TWC Cable Partners (50% interest)
                    d/b/a Cox Communications (Florida only)
        Cox Home Video North, Inc.
            d/b/a Cox Home Video
        Cox Satellite Services, Inc.
        Cox DC Radio, Inc.
            Cox Communications NCC, Inc.
        Cox @Home, Inc.
        Cox Teleport Partners, Inc.
        Cox Communications International, Inc.
        Cox Programming Limited (a UK corporation)
        Cox Communications Holdings, Inc.
        Cox Communications Pioneer, Inc.
            Cox Communications PCS, L.P.
                PCS Leasing Co., L.P.
        TMJV, Inc.
            Outdoor Life Network, L.L.C. (33.0%)
            Cable Network Services, L.L.C. (35.6%)
            Speedvision Network, L.L.C. (32.7%)
        Cox Communications Payroll, Inc.
        Cox Communications Services, Inc.
        Cox Communications Shopping Services, Inc.
        Cox Arizona Telcom, Inc.
        Cox Rhode Island Telcom, Inc.